Exhibit 10.3

InterMune, Inc.

Amended and Restated 2000 Equity Incentive Plan

Notice of Grant of Stock Bonus Award – Restricted Stock Units

InterMune, Inc.

3280 Bayshore Boulevard

Brisbane, CA 94005

(415) 466-2200

«First» «Middle» «Last»
«Address»	Award Number:	«Grant_No»
«City», «County» «Postcode»

Date of Grant:	«Date__of_Grant»

[Vesting Commencement Date:	«Vesting_Start_Date»]

[Total [Target] Number of Restricted Stock Units Granted:	«No_Granted»]

[Actual Award	The actual number of Restricted Stock Units (up to [135]% of the Target Award) subject to this Stock Bonus Award (the “Actual Award”) will be determined by the Committee (as defined in the Plan) based on the Company’s attainment of [ ]. If the Company does not attain such performance goal by [ ], this Stock Bonus Award will terminate on such date and Grantee will have no further right, title or interest in or to this Stock Bonus Award or the Restricted Stock Units or underlying shares subject to this Stock Bonus Award.]

[Vesting Schedule:	The Restricted Stock Units shall vest according to the following vesting schedule:]

[INSERT VESTING SCHEDULE.]

Grantee acknowledges and agrees that the vesting of Restricted Stock Units pursuant to this Stock Bonus Award (the “Grant”) is earned only by providing Continuous Service (as defined in the Plan) at the will of lnterMune, Inc. (the “Company”) or one of its affiliates (not through the act of being hired, being granted this Grant or acquiring shares hereunder). Grantee further acknowledges and agrees that nothing in this agreement, nor in the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference, shall confer upon Grantee any right with respect to continuation of service with the Company or any of its affiliates, nor shall it interfere in any way with Grantee’s right or the Company’s right to terminate Grantee’s service at any time, with or without cause.

Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of such Plan. Grantee hereby accepts this Grant subject to all of the terms and provisions hereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions related to this Grant or arising under the Plan. Grantee further agrees to notify the Company upon any change in the residence address indicated above. This Grant is governed by the Stock Bonus Award Terms and Conditions attached hereto and incorporated herein by this reference. By Grantee’s signature below, Grantee agrees to be bound by all of the terms and conditions of the Plan and the Stock Bonus Award Terms and Conditions attached hereto.

Date:
[OFFICER NAME]
[OFFICE TITLE]

Grantee Signature		Date

INTERMUNE, INC.

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

STOCK BONUS AWARD TERMS AND CONDITIONS – RESTRICTED STOCK UNITS

(Settled in Shares)

1. Grant. The Company hereby grants to the individual (“Participant”) named in the notice of grant (the “Notice of Grant”) under the Company’s Amended and Restated 2000 Equity Incentive Plan (the “Plan”) a Stock Bonus Award (the “Award”) in the form of restricted stock units (“Restricted Stock Units”) as indicated on the Notice of Grant, subject to all of the terms and conditions in this Stock Bonus Award Terms and Conditions (the “Agreement”) and the Plan, which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan [or Notice of Grant, as applicable].

2. Company’s Obligation to Settle. Prior to the distribution of shares of Common Stock (“Shares”) to Participant, the Restricted Stock Units will constitute only a promise by the Company to issue or transfer to Participant at a future date and at no consideration a number of Shares that is equal to the number of Restricted Stock Units [subject to the Actual Award, as] set forth in the Notice of Grant and on the terms and conditions set forth herein and in the Plan. Unless and until the Restricted Stock Units shall have vested in the manner set forth in Section 3 of this Agreement or Section 11 of the Plan, Participant shall have no right to settlement of any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Units shall represent an unsecured obligation of the Company. Settlement of any vested Restricted Stock Units will be made in whole Shares only.

3. Vesting Schedule. Except as provided in Section 11 of the Plan, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition shall vest in accordance with the provisions of this Agreement only if Participant is in Continuous Service from the Date of Grant specified in the Notice of Grant until such date or occurrence of such condition.

4. Forfeiture upon Termination of Continuous Service. Any Restricted Stock Units that have not vested as of the time of Participant’s termination of Continuous Service for any or no reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder shall immediately terminate.

5. Distribution after Vesting. To the extent the Award is exempt from application of Section 409A of the Code and any state law of similar effect, any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be settled by distribution to Participant of a number of whole Shares equal to the number of vested Restricted Stock Units on the applicable vesting date(s), subject to Section 6 and the other provisions of this Agreement. However, if a scheduled distribution date falls on a date that is not a business day, such distribution date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) Participant is subject to the Company’s policy permitting officers and directors to sell Shares only during certain “window periods,” as in effect from time to time (the “Policy”) or Participant is otherwise prohibited from selling Shares in the public market and any Shares covered by the Award are scheduled to be distributed on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to Participant or a day on which Participant is permitted to sell Shares pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when Participant is otherwise permitted to sell Shares in the public market, and (ii) the Company elects not to satisfy its tax withholding obligations by withholding Shares from Participant’s distribution, then such Shares shall not be distributed on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to Participant pursuant to the Policy or the next business day when Participant is not prohibited from selling Shares in the public market (regardless of whether Participant is still providing Continuous Service at such time), but, subject to Applicable Law, in no event later than the 15th day of the third month following the end of (i) the Company’s fiscal year in which the Restricted Stock Units vest or (ii) the calendar year in which the Restricted Stock Units vest, whichever is later. Delivery of the Shares pursuant to the provisions of this Section 5 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the Shares (e.g., a stock certificate or electronic entry evidencing such Shares) shall be determined by the Company. For purposes of this Agreement, “Applicable Law” shall mean the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other applicable country or jurisdiction.

6. Withholding of Taxes. On or before the time Participant receives a distribution of the Shares subject to the Award, or at any time thereafter as requested by the Company, Participant hereby authorizes any required withholding from the Common Stock issuable to Participant and/or otherwise agrees to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with the Award (the “Withholding Taxes”). Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to the Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to Participant by the Company; (ii) causing Participant to tender a cash payment; (iii) permitting or requiring Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby Participant irrevocably elects to sell a portion of the Shares to be delivered in connection with the Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; (iv) withholding Shares from the Shares issued or otherwise issuable to Participant in connection with the Award with a Fair Market Value (measured as of the date Shares are issued to Participant pursuant to Section 5) equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; or (v) any other method permitted by Applicable Law.

Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock. In the event the Company’s obligation to withhold arises prior to the delivery to Participant of Common Stock or it is determined after the delivery of Common Stock to Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

7. Capitalization Adjustments. The number of Restricted Stock Units subject to the Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units that become subject to the Award pursuant to this Section 7 shall be subject, in a manner determined by the Committee, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by the Award.

8. Dividends. Participant shall receive no benefit or adjustment to the Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any Shares that are delivered to Participant in connection with the Award after such Shares have been delivered to Participant.

9. Clawback. The Award (and any compensation paid or Shares issued under the Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, and any compensation recovery policy otherwise required by applicable law.

10. Rights as Stockholder. Subject to Applicable Law, neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law.

11. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY PROVIDING CONTINUOUS SERVICE TO THE COMPANY OR AN AFFILIATE AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR AN AFFILIATE TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAW.

12. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at its main corporate offices, c/o Stock Administrator.

13. Grant is Not Transferable. This Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), except by will or by the laws of descent and distribution, and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately shall become null and void. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, Participant may designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Common Stock to which Participant was entitled at the time of such death pursuant to this Agreement.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares (in book entry form or otherwise) hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Committee may establish from time to time for reasons of administrative convenience.

If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares under the Award, such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company shall make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority. Participant’s sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.

16. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Except as expressly provided in this Agreement, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.

17. Committee Authority. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Committee shall, in its absolute discretion, determine when such conditions have been fulfilled.

18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement and Section 409A. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. It is the intent of this Agreement to comply with or be exempt from the requirements of Section 409A of the Code so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder shall be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein shall be interpreted to so comply. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual issuance of Shares pursuant to this Award of Restricted Stock Units.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

24. Acknowledgements. In accepting this Award, Participant acknowledges that:

(a) Any notice period mandated under Applicable Laws shall not be treated as Continuous Service for the purpose of determining the vesting of the Award; and Participant’s right to receive Shares in settlement of the Award after termination of service, if any, will be measured by the date of termination of Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of this Award is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units. All decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company.

(d) Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Affiliate).

(e) Participant is voluntarily participating in the Plan.

(f) The Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Affiliate), and which is outside the scope of Participant’s employment contract, if any.

(g) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h) The Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award will not be interpreted to form an employment contract with any Affiliate.

(i) The future value of the underlying Shares is unknown and cannot be predicted with certainty. If Participant obtains Shares upon settlement of the Award, the value of those Shares may increase or decrease.

(j) This Award has been granted to Participant in Participant’s status as an Employee, Director or Consultant of the Company or its Affiliates.

(k) Any claims resulting from this Award shall be enforceable, if at all, against the Company.

(l) There shall be no additional obligations for any Affiliate employing Participant as a result of this Award.